EXHIBIT 7.2

                     PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

            The unaudited pro forma combined condensed statement of operations gives effect to the Disposition as if it had occurred on January 1, 1999. The unaudited pro forma combined condensed balance sheet gives effect to the Disposition as if it had occurred on March 31, 2000. The unaudited pro forma combined condensed financial statements have been prepared from the audited historical consolidated financial statements of Industrial Holdings, Inc. ("IHI") as reported in its annual report on Form 10-K for the year ended December 31, 1999 and the unaudited historical financial statements of IHI as reported in its quarterly report on Form 10-Q for the three months ended March 31, 2000.

            We based the pro forma adjustments that give effect to the events described above on currently available information and upon certain assumptions that we believe are reasonable. The adjustments included in the unaudited pro forma combined condensed financial statements reflect our preliminary assumptions and estimates based on available information. We cannot assure you that the actual adjustments will not vary from the estimated adjustments reflected in the unaudited pro forma combined condensed financial statements.

            The unaudited pro forma combined condensed financial statements may not be indicative of the results of operations that would have occurred or that may be obtained in the future if the transaction described above had occurred as presented in such financial statements. In addition, our future results may vary from the results reflected in these statements because of general economic conditions, fluctuations in oil and gas prices, labor costs, competition and other factors, many of which are beyond our control.

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

                                                                       PRO FORMA
                                                        IHI            DISPOSITION
                                                    HISTORICAL         ADJUSTMENTS            PRO FORMA
                                                   ------------       -------------          ------------
                         ASSETS

Current assets:
Cash and cash equivalents........................  $  1,167,807       $       --             $  1,167,807
Accounts receivable - trade, net.................    32,794,283         (1,085,382) (a)        31,708,901
Cost and estimated earnings in
     Excess of billings..........................     4,161,587         (1,646,278) (a)         2,515,309
Inventories......................................    39,558,092         (3,545,983) (a)        36,012,109
Employee advances................................        59,397                                    59,397
Notes receivable, current portion................     4,122,379            300,000  (a)         4,422,379



Other current assets.............................     2,233,959           (651,306) (a)         1,582,653
                                                   ------------       -------------          ------------
      Total current assets.......................    84,097,504         (6,628,949)            77,468,555

Property and equipment, net......................    63,666,447         (6,096,722) (a)        57,569,725

Notes receivable, less current portion...........       324,651                                   324,651
Investment in unconsolidated affiliates..........       532,321          1,041,758  (a)         1,574,079
Other assets.....................................     7,534,158            (10,000) (a)         7,524,158
Goodwill and other intangible assets, net........    25,774,970           (213,207) (a)        25,561,763
                                                   ------------       -------------          ------------
Total assets.....................................  $181,930,051       $(11,907,120)          $170,022,931
                                                   ============       =============          ============

                  See accompanying notes to unaudited pro forma
                    combined condensed financial statements.

                                    - Ex-2 -

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 2000

                                                                                     PRO FORMA
                                                                     IHI             DISPOSITION
                                                                  HISTORICAL         ADJUSTMENTS            PRO FORMA
                                                                 ------------       ------------           ------------
          LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Notes payable........................................            $ 43,188,560       $ (2,000,000) (a)      $ 41,188,560

Accounts payable - trade.............................              25,887,929         (1,479,905) (a)        24,408,024
Billings in excess of costs
     and estimated earnings..........................               1,067,935           (336,680) (a)           731,255
Accrued expenses.....................................              12,371,759         (1,463,286) (a)        10,908,473
Current portion of long-term obligations.............              43,483,963         (2,769,789) (a)        40,714,174
                                                                 ------------       ------------           ------------
      Total current liabilities......................             126,000,146         (8,049,660)           117,950,486

Long-term obligations, less current portion..........               8,821,360         (3,136,613) (a)         5,684,747
Other long-term liabilities..........................               2,360,972                                 2,360,972
Deferred income tax liability........................                 305,741                                   305,741
                                                                 ------------       ------------           ------------
      Total liabilities..............................             137,488,219        (11,186,273)           126,301,946

Shareholders' equity
      Common stock...................................                 151,110                                   151,110
      Additional paid-in capital.....................              54,305,383                                54,305,383
      Retained earnings (deficit)....................              (9,334,903)         2,550,825  (a)        (6,784,078)
      Treasury stock.................................                                 (3,271,672) (a)        (3,271,672)
      Notes receivable from officers.................                (679,758)                                 (679,758)
                                                                 ------------       ------------           ------------
         Total shareholders' equity..................              44,441,832           (720,847)            43,720,985
                                                                 ------------       ------------           ------------
Total liabilities and shareholders' equity...........            $181,930,051       $(11,907,120)          $170,022,931
                                                                 ============       ============           ============

                  See accompanying notes to unaudited pro forma
                    combined condensed financial statements.

                                    - Ex-2 -

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2000

                                                              PRO FORMA
                                                 IHI         DISPOSITION
                                             HISTORICAL      ADJUSTMENTS        PRO FORMA
                                            ------------    ------------       ------------
Sales ...................................   $ 53,566,249    $ (3,449,852)(a)   $ 50,116,397
Cost of sales ...........................     43,181,794      (3,364,581)(a)     39,817,213
                                            ------------    ------------       ------------
Gross profit ............................     10,384,455         (85,271)        10,299,184
Selling, general and administrative
     Expenses ...........................     12,759,739        (805,035)(a)     11,954,704
                                            ------------    ------------       ------------
Income (loss) from operations ...........     (2,375,284)        719,764         (1,655,520)

Earnings (losses) from equity investments
     in unconsolidated affiliates .......         20,109                             20,109

Other income (expense):
Interest expense ........................     (3,093,693)        232,894 (b)     (2,860,799)
Interest income .........................         66,152                             66,152
Other income (expense), net .............        (84,030)        371,912 (a)        287,882
                                            ------------    ------------       ------------
     Total other income (expense) .......     (3,111,571)        604,806         (2,506,765)
                                            ------------    ------------       ------------

Income (loss) before income taxes .......     (5,466,746)      1,324,570         (4,142,176)
Income tax expense (benefit)
                                            ------------    ------------       ------------
Net income (loss) available to common
     Shareholders .......................   $ (5,466,746)   $  1,324,570       $ (4,142,176)
                                            ============    ============       ============

Basic earnings (loss) per share .........   $      (0.36)                      $      (0.31)
Diluted earnings (loss) per share .......   $      (0.36)                      $      (0.31)
Weighted average number of common
     Shares outstanding - basic .........     15,111,097                         13,524,832
Weighted average number of common
     shares outstanding - dilutive ......     15,111,097                         13,524,832

                  See accompanying notes to unaudited pro forma
                    combined condensed financial statements.

                                    - Ex-2 -

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                               PRO FORMA
                                                IHI           DISPOSITION
                                             HISTORICAL       ADJUSTMENTS          PRO FORMA
                                            -------------    -------------       -------------
Sales ...................................   $ 242,169,863    $ (12,107,675)(a)   $ 230,062,188
Cost of sales ...........................     202,235,366       (7,969,480)(a)     194,265,886
                                            -------------    -------------       -------------
Gross profit ............................      39,934,497       (4,138,195)         35,796,302
Selling, general and administrative
     Expenses ...........................      53,478,894       (4,096,930)(a)      49,381,964
                                            -------------    -------------       -------------
Income (loss) from operations ...........     (13,544,397)         (41,265)        (13,585,662)

Earnings (losses) from equity investments
     in unconsolidated affiliates .......      (5,951,603)       6,007,643 (a)          56,040

Other income (expense):
Interest expense ........................      (9,722,774)         603,287 (b)      (9,119,487)


Interest income .........................         377,521                              377,521
Other income, net .......................       2,532,298       (1,011,500)(a)       1,520,798
                                            -------------    -------------       -------------
Total other income (expense) ............      (6,812,955)        (408,213)         (7,221,168)
                                            -------------    -------------       -------------
Income (loss) before income taxes .......     (26,308,955)       5,558,165         (20,750,790)
Income tax expense (benefit) ............      (7,275,665)                          (7,275,665)
                                            -------------    -------------       -------------
Net income (loss) available to common
     Shareholders .......................   $ (19,033,290)   $   5,558,165       $ (13,475,125)
                                            =============    =============       =============

Basic earnings (loss) per share .........   $       (1.27)                       $       (1.01)
Diluted earnings (loss) per share .......   $       (1.27)                       $       (1.01)
Weighted average number of common
     Shares outstanding - basic .........      14,956,113                           13,369,848
Weighted average number of common
     shares outstanding - dilutive ......      14,956,113                           13,369,848

                  See accompanying notes to unaudited pro forma
                    combined condensed financial statements.

                                    - Ex-2 -

                      NOTES TO UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(a)To record the Disposition, including the elimination of the assets and liabilities sold and to reflect the application of the sales proceeds.

   Cash (1)                         $2,000,000
   Notes receivable                    800,000
   Less: valuation allowance          (500,000)
   Common stock (2)                  3,271,672
                                    ----------
   Sales proceeds                    5,571,672
                                    ==========

   Net book value of assets sold     3,020,847
                                    ----------
   Gain on sale of Blastco (3)      $2,550,825
                                    ==========

   (1) Pursuant to an agreement with IHI's lender, the cash proceeds of $2,000,000 were delivered directly to the lender to reduce the outstanding balance on IHI's line of credit.

   (2) As part of the Distribution transaction, IHI will receive 1,586,265 shares of its common stock . Such common stock will be recorded as treasury stock valued at an assumed market price of $2.06 per share.

   (3) IHI expects to record a gain on the Disposition during the quarter ended June 30, 2000.

                                    - Ex-2 -

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

(a)To eliminate the historical results of operations of Blastco in connection with the Disposition.

(b)To adjust historical interest expense for obligations incurred and retired as a result of the Acquisition and for the reduction in IHI's obligations attributable to the proceeds from the Disposition. Interest expense adjustments are as follows:


                                                YEAR ENDED        THREE MONTHS
                                                DECEMBER 31,         ENDED
                                                   1999          MARCH 31, 2000
                                               --------------    --------------
Proceeds received used to
 repay debt ................................   $    2,000,000    $    2,000,000
Interest rate ..............................                9%               11%
                                               --------------    --------------
Subtotal ...................................          180,000            55,000
Historical interest expense
 on debt Assumed by Purchaser ..............          423,287           177,894
                                               --------------    --------------
Reduction in interest as a
 result of the Blastco sale ................   $      603,287    $      232,894
                                               --------------    --------------

                                    - Ex-2 -